Exhibit 99.1

JBP, S.R.L.

FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited)

and

December 31, 2010 and 2009

INDEX

                                                                                                                                                  Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets

F-3

Statements of Operations

F-4

Statements of Stockholders’ Equity

F-5

Statements of Cash Flows

F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

JBP, S.R.L.

Regina, Saskatchewan, S4S 1H2

We have audited the accompanying balance sheets of JBP, S.R.L. [a development stage company] as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on January 1, 2008 through December 31, 2010. JBP, S.R.L.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JBP, S.R.L. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 and for the period from inception on January 1, 2008 through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming JBP, S.R.L. will continue as a going concern. As discussed in Note 2 to the financial statements, JBP, S.R.L. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

June 23, 2011

Exhibit 99.1

JBP, S.R.L.
(A Development Stage Company)
BALANCE SHEETS

	June 30,
	2011	December 31,
ASSETS	(Unaudited)	2010	2009

Current assets:
Cash	$-	-	-
Prepaid expenses	41,788	71,250	-

Total current assets	41,788	71,250	-

Property and equipment, net	692,731	585,560	339,308

Total assets	$734,519	656,810	339,308

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$28,150	8,461	-
Accrued expenses	19,261	4,870	-
Note payable	556,771	378,963	-

Total current liabilities	604,182	392,294	-

Commitments and contingencies

Stockholders' equity:
Common stock, $3.14 par value; 1,000 shares
authorized, issued, and outstanding	3,144	3,144	3,144
Additional paid-in capital	751,880	745,880	575,780
Deficit accumulated during the development stage	(624,687)	(484,508)	(239,616)

Total stockholders' equity	130,337	264,516	339,308

Total liabilities and stockholders' equity	$734,519	656,810	339,308

The accompanying notes are an integral part of these financial statements

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Years Ended		Cumulative
	2011	2010	2011	2010	December 31,		Amounts
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	2010	2009	(Unaudited)

Revenue	$-	-	-	-	-	-	-

General and administrative costs	55,727	19,640	125,788	119,681	240,022	150,416	605,426

Loss from operations	(55,727)	(19,640)	(125,788)	(119,681)	(240,022)	(150,416)	(605,426)

Interest expense	(8,040)	-	(14,391)	-	(4,870)	-	(19,261)

Loss before provision for income taxes	(63,767)	(19,640)	(140,179)	(119,681)	(244,892)	(150,416)	(624,687)

Provision for income taxes	-	-	-	-	-	-	-

Net loss	$(63,767)	(19,640)	(140,179)	(119,681)	(244,892)	(150,416)	(624,687)

The accompanying notes are an integral part of these financial statements

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at January 1, 2008	-	$-	$-	$-	$-

Issuance of common stock for cash	1,000	3,144	-	-	3,144

Capital contributions:
Cash	-	-	258,803	-	258,803
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(89,200)	(89,200)

Balance at December 31, 2008	1,000	3,144	270,803	(89,200)	184,747

Capital contributions:
Cash	-	-	292,977	-	292,977
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(150,416)	(150,416)

Balance at December 31, 2009	1,000	3,144	575,780	(239,616)	339,308

Capital contributions:
Cash	-	-	158,100	-	158,100
Office rental costs	-	-	12,000	-	12,000

Net loss	-	-	-	(244,892)	(244,892)

Balance at December 31, 2010	1,000	3,144	745,880	(484,508)	264,516

Capital contributions:
Office rental costs (unaudited)	-	-	6,000	-	6,000

Net loss (unaudited)	-	-	-	(140,179)	(140,179)

Balance at June 30, 2011
(unaudited)	1,000	$3,144	$751,880	$(624,687)	$130,337

JBP, S.R.L.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Six Months Ended		Years Ended
	June 30,		December 31,		Cumulative
	2011	2010	2010	2009	Amounts
	(Unaudited)	(Unaudited)			(Unaudited)
Cash flows from operating activities:
Net loss	$(140,179)	(119,681)	(244,892)	(150,416)	(624,687)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	21,732	6,081	17,752	8,468	48,107
Office rental costs	6,000	6,000	12,000	12,000	42,000
(Increase) decrease in:
Prepaid expenses	(41,788)	-	(71,250)	-	(113,038)
Increase (decrease) in:
Accounts payable	19,689	-	8,461	-	28,150
Accrued expenses	14,391	-	4,870	-	19,261
Net cash used in operating activities	(120,155)	(107,600)	(273,059)	(129,948)	(600,207)

Cash flows from investing activities:
Purchases of property and equipment	-	(50,500)	(50,500)	(163,029)	(398,431)
Net cash used in investing activities	-	(50,500)	(50,500)	(163,029)	(398,431)

Cash flows from financing activities:
Proceeds from note payable	120,155	-	165,459	-	285,614
Cash contributed by stockholders	-	158,100	158,100	292,977	709,880
Issuance of common stock	-	-	-	-	3,144
Net cash provided by financing activities	120,155	158,100	323,559	292,977	998,638

Net change in cash	-	-	-	-	-

Cash, beginning of period	-	-	-	-	-
Cash, end of period	$-	-	-	-	-

The accompanying notes are an integral part of these financial statements

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies

Organization

JBP, S.R.L. (the Company) began operations on January 1, 2008 as JBP, S.A. (date of inception) and was incorporated under the laws of the Dominican Republic on March 6, 2008. The Company is beneficially owned by Park Capital Management, Inc. (Park).

The Company intends to construct and operate ParkVida, a premiere destination resort designed for mountain biking of all disciplines. The 700-acre resort will be developed in the Dominican Republic on land owned by the Company.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements

The accompanying interim financial statements as of June 30, 2011 and for the six months ended June 30, 2011 and 2010 are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly the Company’s financial position as of June 30, 2011 as well as the results of operations and cash flows for the six months ended June 30, 2011 and 2010 in accordance with generally accepted accounting principles. The results of operations for any interim period are not necessarily indicative of the results expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The interim financial statements and related notes thereto should be read in conjunction with the audited financial statements and related notes thereto for the years ended December 31, 2010 and 2009.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property, buildings, improvements, and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Depreciation is computed by using the straight-line method. Land improvements are depreciated over ten years. Buildings and improvements are depreciated over fifteen to thirty-nine years. Equipment is depreciated between five and seven years. Leasehold improvements are depreciated over the shorter of the estimated useful life or the remaining life of the lease. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.”  Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable.  When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

If the Company has uncertain tax positions, they are evaluated by management and a loss contingency is recognized when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgement and the amount ultimately sustained for an uncertain tax position could differ from the amount recognized. The Company recognizes interest expense and penalties related to unrecognized tax benefits with the provision for income taxes. As of December 31, 2010, management did not identify any uncertain tax positions.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Note 2 – Going Concern

As of June 30, , 2011 (unaudited), the Company’s revenue generating activities are not in place, and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management intends to seek additional equity and debt financing to fund its resort development plans. There can be no assurance that such funds will be available to the Company or that its resort development efforts will be successful.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 3 – Property and Equipment

Property and equipment consist of the following:

	June 30,
	2011	December 31,
	(unaudited)	2010	2009

Land and improvements	$447,824	447,824	310,620
Buildings and improvements	29,000	29,000	-
Construction in process	175,203	50,300	-
Leasehold improvements	21,500	17,500	-
Equipment	67,311	67,311	37,311

	740,838	611,935	347,931
Less accumulated depreciation	(48,107)	(26,375)	(8,623)

	$692,731	585,560	339,308

Note 4 – Note Payable

At June 30, 2011 the note payable consists of cash advances of $285,614 and direct payments for property and equipment additions of $271,157 from Montana Mining Corp. (Montana) (see Notes 8 and 10). The note bears interest at 6% and is secured by the Company’s assets. Principal and interest are due December 31, 2012.

The note payable originated during 2010 and as of December 31, 2010 the note payable consisted of cash advances of $165,459 and direct payments for property and equipment additions of $213,504.

Exhibit 99.1

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 5 – Income Taxes

The provision for income taxes differs from the amount computed at Dominican statutory rates as follows:

	Years Ended December 31,		Cumulative
	2010	2009	Amounts

Dominican income tax at statutory rate	$(61,000)	(38,000)	(121,000)
Change in valuation allowance	61,000	38,000	121,000

	$-	-	-

Deferred tax assets (liabilities) consisted of the following:

	December 31,
	2010	2009

Start-up costs	$121,000	60,000
Valuation allowance	(121,000)	(60,000)
	$-	-

As of December 31, 2010, the Company has start-up costs of approximately $485,000. These start-up costs will begin to be amortized at such time as the Company’s operations commence, or after three years; whichever comes first, because net operating losses may only carry forward for three years in the Dominican Republic.

Note 6 – Supplemental Cash Flow Information

No amounts have been paid for interest or income taxes since inception.

During the six months ended June 30, 2011, the Company (unaudited):

  Transferred $71,250 from prepaid expenses to construction in process.
  Acquired property and equipment in exchange for an increase in the note payable of $57,653.

During the year ended December 31, 2010, the Company acquired property and equipment in exchange for an increase in the note payable of $213,504.

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 7 – Fair Value of Financial Instruments

None of the Company’s financial instruments, which are current assets and liabilities that could be readily traded, are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2010 does not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheet.

Note 8 – Purchase Agreement

On August 20, 2010, Park entered into a Purchase Agreement (the Agreement) with Montana to sell the Company. Pursuant to the Agreement, Montana will acquire all of the issued and outstanding shares of the Company from Park in exchange for fifteen million two hundred and eighty-two thousand one hundred and twenty (15,282,120) shares of $0.001 par value common stock and six million eight hundred and twenty-four thousand and three hundred (6,824,300) share purchase warrants exercisable within ten years of the date of grant at an exercise price of $0.005 per share.

On June 30, 2010, a majority of Montana’s stockholders voted to exercise the Agreement, and completion of the acquisition of JBP by Montana is expected by September 30, 2011.

Note 9 – Commitments

During December 2010, the Company entered into a consultancy services agreement with Select Contracts, which will provide the following services: concept, project, and construction design, development, and management services, including architectural plans and specifications, up through the planned resort’s soft opening.  The agreement stipulates different phases.  If all phases are executed, the Company is committed to paying fees of approximately $1,162,000.  As of December 31, 2010, the Company had paid $71,250, shown as Prepaid Expenses on the balance sheet (see Note 10).  The agreement was performed in full by year end 2010 though JBP is yet to make the final payment due in cash or land.

During October 2010, the Company entered into an agreement to lease office space and an office manager in Whistler, British Columbia for a term of one year, with an option to renew for one year.  The Company pays $7,450 Canadian (approximately $7,450 USD at December 31, 2010) each month for these services. Leasehold improvements of $21,500 made to this office space are being amortized over the initial one-year term of this agreement.

During May 2010, the Company entered into an architectural services agreement with Modularis C. x A. (Modularis).  Per the agreement, the Company paid $39,000 during 2010, and will pay three payments of $8,000 each during 2011, and cash or land in the amount of $51,000 as a final payment (see Note 10).

JBP, S.R.L.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

June 30, 2011 and 2010 (unaudited) and December 31, 2010 and 2009

Note 10 – Subsequent Events

The Company evaluated its December 31, 2010 financial statements for subsequent events through the date the financial statements were issued. Except as explained below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

As of the date of these financial statements, the Company received additional advances from Montana of approximately $271,000 (see Note 4).

As of the date of these financial statements, the Company has paid $23,750 to Select Contracts (see Note 9) during 2011 and reclassified its initial payment of $71,250 from Prepaid Expenses to Construction in Process.

As of the date of these financial statements, the Company has paid $24,000 to Modularis during 2011 as per the terms of their agreement (see Note 9).

As of the date of these financial statements, the Company has paid approximately $53,000 to Modularis during 2011 as per the terms of three services consultancy agreements of the $209,050 committed pursuant to these agreements.